                                                                    EXHIBIT 99.1

                                  NTELOS Inc.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The accompanying unaudited pro forma consolidated financial information has been derived by the application of pro forma adjustments to our historical consolidated financial statements. The pro forma adjustments give effect to:

   . the issuance of 3.7 million shares of common stock for 100% of the stock of R&B Communications. This merger has been accounted for using the purchase method of accounting;

   . the increase in our common ownership in the West Virginia Alliance of 34.3% and the subsequent consolidation (entity was previously accounted for on the equity method), due to the merger, as R&B Communications owns approximately 34.3% of the common interests of the West Virginia Alliance; and

   . the like kind exchange of certain NTELOS WCS licenses for certain AT&T PCS licenses which has no effect on the pro forma balance sheet.

     In addition, the pro forma consolidated statements of operations give effect to the following additional transactions, as if they had occurred as of January 1, 1999. All of the following transactions (the "Transactions") were consummated during the quarter ended September 30, 2000:

   . the acquisition of Richmond-Norfolk PCS for cash of $408.6 million, our 22% limited partnership interest in RSA 5, the analog assets and operations of RSA 6 and the assumption of approximately $20.0 million of lease obligations. This acquisition has been accounted for using the purchase method of accounting.

   . the increase in our common ownership in the Virginia Alliance and the subsequent consolidation (our 21% ownership interest was previously accounted for on the equity method) due to:

         - the Virginia Alliance's redemption of the Series A preferred membership interests for $16.7 million.

         - the conversion by us of our Series B preferred membership interests in the Virginia Alliance into common interests.

      The increase in our common ownership interests in the Virginia Alliance has been accounted for as a step acquisition.

   . the sale of the capital stock of CFW Information Services Inc., a provider of directory assistance services;

   . the adjustment to rental expense, depreciation expense and the amortization of deferred gain associated with the sale and leaseback of certain tower assets;

   . the sale of $375 million of debt securities in a private placement and the closing of a new senior credit facility;

   . the sale of our Series B, Series C and Series D Preferred Stock for gross proceeds of $250.0 million. The preferred stock has been presented to reflect the conversion of the Series D to Series C based on shareholder approval granted on December 4, 2000;

    . the repayment of substantially all of our indebtedness and that of the Alliances existing prior to the Transactions; and

    .  the payment of fees and expenses related to the Transactions.

     Our unaudited pro forma consolidated balance sheet of as of December 31, 2000 has been prepared as if the R&B Communications merger and the consolidation of the West Virginia Alliance Transactions had occurred on that date. The remainder of the Transactions occurred prior to this date and thus are currently reflected in the historical balance sheet as of December 31, 2000. The unaudited pro forma consolidated statements of operations for the periods presented give effect to all of the Transactions as if they had occurred January 1, 1999. The adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The allocation of these adjustments will be different and the difference may be material.

     The unaudited pro forma consolidated financial statements should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

     The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto.

                                  NTELOS Inc.
                       Unaudited Pro Forma Consolidated
                                 Balance Sheet
                            As of December 31, 2000
                                (in thousands)

                                                                         Acquisitions
                                                                 ------------------------------
                                                     NTELOS           R&B         WV Alliance      Pro Forma       Pro Forma
                                                   Historical     Historical      Historical     Adjustments(a)   As Adjusted
                                                  -------------- -------------- --------------- ---------------  ---------------
Current assets
     Cash and cash equivalents                    $       1,637  $       5,066  $            9   $       (1,300)  $       5,412
     Accounts receivable, net                            24,268          3,616           2,844                --         30,728
     Other receivables                                   80,640          3,235             693          (66,423)         18,145
     Inventories, materials and supplies                  7,896            551           1,124                --          9,571
     Prepaid expenses and other                           3,178            305             195                --          3,678
                                                  -------------  -------------  --------------   ---------------  -------------
        Total current assets                            117,619         12,773           4,865          (67,723)         67,534

Restricted Cash                                          71,024             --              --                --         71,024
Securities and investments                               17,405          7,833              --             7,599         32,837

Property and equipment, net                             745,793         29,466          59,925                --        835,184

Other assets
     Cost in excess of net assets of business
     acquired                                            45,861             --              --            58,625        104,486
     Other                                               78,503          2,438           2,097                --         83,038
                                                  -------------  -------------  --------------   ---------------  -------------
         Total other assets                             124,364          2,438           2,097            58,625        187,524
                                                  -------------  -------------  --------------   ---------------  -------------

         Total assets                             $   1,076,205  $      52,510  $       66,887   $        (1,499) $   1,194,103
                                                  =============  =============  ==============   ===============  =============

Current liabilities
     Accounts payable                             $      33,119  $       2,309     $     4,417        $       --     $   39,845
     Current portion of long-term debt and
        capital lease obligations                            --            406              --                --            406
     Current portion of recognized losses in PCS
        ventures                                             --          3,100              --           (3,100)             --
     Other accrued liabilities                           42,216          1,591           1,018             1,250         46,075
                                                  -------------  ------------- ---------------  ---------------- --------------
         Total current liabilities                       75,335          7,406           5,435            (1,850)        86,326

Long-term debt and capital lease obligations            556,287          7,115          66,423           (66,423)       563,402

Long-term liabilities
     Deferred income taxes                               36,380          1,878              --                --         38,208
     Retirement benefits                                 12,017          2,012              --                --         14,029
     Long-term portion of recognized losses in
        PCS ventures                                         --         13,069              --           (13,069)            --
     Other                                               13,750             79          13,678                --         27,507
                                                  -------------  -------------  --------------   ---------------  -------------
        Total long-term liabilities                      62,147         16,988          13,678           (13,069)        79,744
                                                  -------------  -------------  --------------   ---------------  -------------

Minority interests                                        1,258             --              --              (959)           299
Preferred stock                                         246,906             --              --                --        246,906
Shareholders' equity/members' (deficit)                 134,272         21,001         (18,649)           80,802        217,426
                                                  -------------  -------------  --------------   ---------------  -------------

        Total liabilities and shareholders'
        equity (deficiency)                       $   1,076,205  $      52,510  $       66,887   $        (1,499) $   1,194,103
                                                  =============  =============  ==============   ===============  =============

                                  NTELOS Inc.

                 Notes to Pro Forma Consolidated Balance Sheet

(a) Pro forma adjustments to the Pro Forma Combined Balance Sheet are summarized in the following table (in thousands) and are described in the notes that follow.

                                                                    Merger with            Alliance              Total
                                                                      R&B (1)         Step Acquisition (2)   Net Adjustment
                                                               --------------------- ---------------------- ----------------
  Cash and cash equivalents                                          $        (1,300)            $      --      $    (1,300)
  Other receivables                                                             --                 (66,423)         (66,423)
  Securities and investments                                                    (959)                8,558            7,599
  Cost in excess of net assets of business acquired                           64,703                (6,078)          58,625
  Current portion of recognized losses in PCS ventures                            --                (3,100)          (3,100)
  Other accrued liabilities                                                    1,250                     -            1,250
  Long-term debt                                                                  --               (66,423)         (66,423)
  Long-term portion of recognized losses in PCS ventures                          --               (13,069)         (13,069)
  Minority interests                                                            (959)                   --             (959)
  Shareholders' equity (deficit)/members' interests (deficit)                 62,153                18,649           80,802

(1) Represents the merger with R&B Communications, Inc. for 3.7 million common shares of NTELOS Inc. at $22.38 per share (the average of our common stock price for the two days prior to closing and two days subsequent to closing). The actual number of shares to be issued in the merger is based on the exchange ratio of 60.27 NTELOS shares to one R&B Communications share. The following represents the adjustment to common equity and the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired.

                                                   (in thousands)

     Fair value of NTELOS common stock issued      $       83,154
     Less: R&B Communications net assets                   21,001
                                                   --------------
      Net adjustment to common equity                      62,153


     Transaction expenses                                   1,300
     Covenant not to compete                                1,250
                                                   --------------
      Net adjustment to goodwill                   $       64,703
                                                   ==============

          We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets to be determined by an independent appraiser, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property, and residual goodwill. We have assumed an average amortization period of twenty years for goodwill for illustration purposes.

     The adjustment also eliminates the $959,000 investment held by NTELOS in certain R&B Communications PCS licenses.

(2) Represents the purchase accounting adjustments necessary to reflect the consolidation of the West Virginia Alliance. A controlling interest in the West Virginia Alliance will be obtained through the merger with R&B Communications. As a result of this transaction, NTELOS will own approximately 79% of the West Virginia Alliance. The following represents the adjustment to the excess of the estimated purchase price over the estimated fair value of the identifiable assets acquired relating to the West Virginia Alliance and the elimination of R&B Communications investment in the Virginia Alliance, which NTELOS reports on a consolidated basis:

                                                                                    (in thousands)
      Elimination of negative investment balance                                    $      (24,727)
      Elimination of historical net equity deficit of West Virginia Alliance                18,649
                                                                                 -----------------
          Net adjustment to goodwill                                                $       (6,078)
                                                                                 =================

          We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets to be determined by an independent appraiser, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property, and residual goodwill. We have assumed an average amortization period of twenty years for goodwill for illustration purposes.

                                  NTELOS Inc.
                       Unaudited Pro Forma Consolidated
                            Statement of Operations
                     For the year ended December 31, 1999
                                (in thousands)

                                                                    Acquisitions
                                              ------------------------------------------------------
                                                             Richmond -
                                    NTELOS         R&B       Norfolk PCS  VA Alliance   WV Alliance     Pro Forma      Pro Forma
                                   Historical   Historical   Historical    Historical   Historical    Adjustments      As Adjusted
                                 ------------  -----------  ------------  -----------  ------------   -----------     -------------
Operating revenues:
  Wireless communications         $ 21,692  $     1,257  $     50,456  $    13,377  $      2,989   $   (14,986)(a)   $       74,785
  Wireline communications           44,110       14,500            --           --            --            --               58,610
  Other communication services       4,028        1,012            --           --            --            --                5,040
                                  --------  -----------  ------------  -----------  ------------   -----------        -------------
                                    69,830       16,769        50,456       13,377         2,989       (14,986)             138,435
                                  --------  -----------  ------------  -----------  ------------   -----------        -------------

Operating expenses
  Cost of goods sold                 8,142           --        15,137        5,864         3,065        (5,660)(a)           26,548
  Maintenance and support           15,212        4,917        10,498        6,638         4,130        (1,099)(a)           40,296
  Depreciation and amortization     11,323        2,808        13,866        7,770         2,068        21,230(b)            59,065
  Asset impairment charge            3,951           --            --           --            --            --                3,951
  Customer operations               11,685        2,031        25,705        8,685         4,094            --(a)            52,200
  Coporate operations                6,846        2,356         7,315        2,517         1,743            --(a)            20,777
                                  --------  -----------  ------------  -----------  ------------   -----------        -------------
                                    57,159       12,112        72,521       31,474        15,100        14,471              202,837
                                  --------  -----------  ------------  -----------  ------------   -----------        -------------

Operating income (loss)             12,671        4,657       (22,065)     (18,097)      (12,111)      (29,457)             (64,402)

Other income (expenses)
  Interest expense, net               (900)        (348)       (1,462)      (8,042)       (1,176)      (61,348)(c)          (73,276)
  Net Equity income (loss) from
     PCS and other wireless
     investees                     (11,187)      (9,652)           --           --            --        21,358(d)               519
  Gain/(loss) on sale of assets      8,318          252          (806)          --            --            --                7,764
  Other income (expense)                --           --          (171)          --            --         2,291(e)             2,120
                                  --------  -----------  ------------  -----------  ------------   -----------        -------------
                                    (3,769)      (9,748)       (2,439)      (8,042)       (1,176)      (37,699)             (62,873)
                                  --------  -----------  ------------  -----------  ------------   -----------        -------------
Income (loss) from continuing
 operations before income taxes
 and minority interests              8,902       (5,091)      (24,504)     (26,139)      (13,287)       (67,156)           (127,275)

Income taxes (benefit)               2,622         (917)           --           --            --       (48,013)(f)          (46,308)
                                  --------  -----------  ------------  -----------  ------------   -----------        -------------
Income (loss) from continuing
 operations before minority
 interests                           6,280       (4,174)      (24,504)     (26,139)      (13,287)      (19,143)             (80,967)

Minority interests                    (389)          --            --           --            --           389(a)                --
                                  --------  -----------  ------------  -----------  ------------   -----------        -------------

Net income (loss)                 $  5,891  $    (4,174) $    (24,504) $   (26,139) $    (13,287)  $   (18,754)       $     (80,967)
                                  ========  ===========  ============  ===========  ============   ===========        =============

Dividend requirements on
 preferred stock                                                                                   $    18,598(g)     $      18,598
                                                                                                   ===========        =============
Income (loss) applicable to
 common shares                                                                                                        $     (99,565)
                                                                                                                      =============
Net loss per common share -
 basic and diluted                                                                                                    $       (5.95)
                                                                                                                      =============
Average shares outstanding -
 basic and diluted                                                                                                           16,742

Other data
  EBITDA (h)                        27,945        7,465        (8,199)     (10,327)      (10,043)       (8,227)              (1,386)
  Depreciation and amortization     11,323        2,808        13,866        7,770         2,068        21,230               59,065
  Interest expense paid or
   payable in cash                     900          685         1,462        8,304         1,176        56,398               68,925
  Cash flows provided (used in):
    Operating activities            31,547        7,680        (6,955)     (22,926)      (12,478)      (64,876)             (68,008)
    Investing activities            42,843)      (5,804)      (12,455)     (23,202)      (26,306)           --             (110,610)
    Financing activities            11,452         (568)       19,832       46,132        38,781            --              115,629
  Pro forma deficiency of
     earnings to fixed charges                                                                                             (127,794)

                                  NTELOS Inc.
                       Unaudited Pro Forma Consolidated
                            Statement of Operations
               For the year ended December 31, 2000 for NTELOS,
                         R&B, West Virginia Alliance
             For the period from January 1, 2000 to July 26, 2000
                for Richmond-Norfolk PCS and Virginia Alliance
                                (in thousands)

                                                                    Acquisitions
                                                -----------------------------------------------------
                                                              Richmond -
                                     NTELOS         R&B      Norfolk PCS   VA Alliance   WV Alliance    Pro Forma       Pro Forma
                                    Historical  Historical    Historical   Historical    Historical    Adjustments     As Adjusted
                                  ------------- ------------ ------------- ------------ -------------  ------------   --------------
Operating revenues
   Wireless communications           $  50,218    $   1,279    $   30,812    $  11,902    $   13,223    $   (8,650) (a)  $   98,784
   Wireline communications              59,877       16,464            --           --            --            --           76,341
   Other communication services          3,424        1,081            --           --            --            --            4,505
                                  ------------  -----------  ------------  -----------  ------------   -----------    -------------
                                       113,519       18,824        30,812       11,902        13,223        (8,650)         179,630
                                  ------------  -----------  ------------  -----------  ------------   -----------    -------------
Operating expenses
   Cost of goods sold                   18,657           --         8,505        5,419         9,075        (3,669) (a)      37,987
   Maintenance and support              31,177        6,304         7,402        4,392         6,647        (1,468) (a)      54,454
   Depreciation and amortization        34,865        3,506         8,079        4,461         2,316        13,098  (b)      66,325
   Asset impairment charge               5,625           --            --           --            --            --            5,625
   Customer operations                  31,992        2,432        12,560        5,520         7,534            --           60,038
   Corporate operations                 11,441        3,174         3,291        2,031         2,130            --           22,067
                                  ------------  -----------  ------------  -----------  ------------   -----------    -------------
                                       133,757       15,416        39,837       21,823        27,702         7,961          246,496
                                  ------------  -----------  ------------  -----------  ------------   -----------    -------------
Operating income (loss)                (20,238)       3,408        (9,025)      (9,921)      (14,479)      (16,611)         (66,866)

Other income (expenses)
   Interest expense, net               (24,437)         (29)         (806)      (7,770)       (4,216)      (34,325)         (71,583)
   Net Equity income (loss) from
     PCS and other wireless
     investees                         (12,259)     (15,196)           --           --            --        27,866  (d)         411
   Gain/(loss) on sale of assets        62,616          194            --           --            --       (62,616) (a)         194
   Other income (expense)               (6,536)           -           (44)          --          (671)        8,440  (a)(e)    1,189
                                  ------------  -----------  ------------  -----------  ------------   -----------    -------------
                                        19,384      (15,031)         (850)      (7,770)       (4,887)      (60,635)         (69,789)
                                  ------------  -----------  ------------  -----------  ------------   -----------    -------------
Income (loss) from continuing
   operations before income
   taxes and minority interests           (854)     (11,623)       (9,875)     (17,691)      (19,366)      (77,246)        (136,655)
Income taxes (benefit)                     201       (3,992)           --           --            --       (45,719) (f)     (49,510)
                                  ------------  -----------  ------------  -----------  ------------   -----------    -------------
Income (loss) from continuing
 operations before minority
 interests                              (1,055)      (7,631)       (9,875)     (17,691)      (19,366)      (31,527)         (87,145)
Minority interests                       1,638           --            --           --            --        (1,638) (a)          --
                                  ------------  -----------  ------------  -----------  ------------   -----------    -------------
Net income (loss)                          583       (7,631)       (9,875)     (17,691)      (19,366)      (33,165)         (87,145)
Dividend requirements on
 preferred stock                         8,168           --            --           --            --        11,414 (g)       19,582

                                  ------------  -----------  ------------  -----------  ------------   -----------    -------------
Income (loss) from continuing
 operations applicable to common
 shares                              $ (7,585)    $  (7,631)   $   (9,875)   $(17,691)    $ (19,366)    $ (44,579)       $ (106,727)
                                  ===========   ===========  ============  ==========   ===========    ==========     =============
Net loss per common share -
 basic and diluted                                                                                                       $    (6.35)
                                                                                                                      =============
Average shares outstanding -
 basic and diluted                                                                                                           16,815

Other data
   EBITDA (h)                           20,252        6,914          (946)     (5,460)      (12,163)       (3,513)            5,084
   Depreciation and amortization        34,865        3,506         8,079       4,461         2,316        13,098            66,325
   Interest expense paid or
    payable in cash                     31,407          439           806       7,770         4,216        23,108            67,746
   Cash flows provided (used in):
     Operating activities               10,838        7,427        (2,846)    (11,942)      (16,964)      (26,810)          (40,297)
     Investing activities             (623,364)      (9,710)       (7,352)     11,884        (1,391)           --          (629,933)
     Financing activities              613,965         (869)        9,776          59        18,356            --           641,287
   Pro forma deficiency of
     earnings to fixed charges                                                                                             (137,066)

             Notes to Combined Pro Forma Statements of Operations

The pro forma financial data have been derived by the application of pro forma adjustments to the Company's historical financial statements for the periods noted.

(a) The pro forma adjustments of revenue, cost of goods sold, operating expenses, and minority interest represent (i) the elimination of operating results and gain associated with the disposition of the analog assets and operations of RSA6, (ii) the elimination of certain intercompany revenues and expenses between combining companies, (iii) elimination of bridge commitment fees, and (iv) incremental rent expense associated with the sale of certain tower assets which occurred in the first quarter of 2000 and the subsequent leaseback of such tower assets.

(b) The pro forma adjustment to depreciation and amortization expense reflects (i) the elimination of historical depreciation expense associated with the sale of certain tower assets which occurred in the first quarter of 2000, the disposition of RSA6 which occurred in the third quarter of 2000 and (ii) the application of purchase accounting to R&B and the WV Alliance, Richmond-Norfolk PCS and the VA Alliance which was effectively recorded during the third quarter of 2000.

                                                   Year Ended                 Year Ended
                                               December 31, 1999           December 31, 2000
                                               ------------------       ---------------------
Historical depreciation elimination:
    Tower asset sales                           $           (759)          $             (928)
    RSA6                                                    (316)                        (207)
                                                ----------------           ------------------
                                                $         (1,075)          $           (1,135)
                                                ----------------           ------------------

Purchase accounting (1):
    R&B                                         $          3,235           $            3,235
    Richmond-Norfolk PCS                                  16,717                        9,752
    Transaction expenses                                     225                          131
    Alliances                                              2,128                        1,115
                                                ----------------           ------------------
                                                $         22,305           $           14,233
                                                ----------------           ------------------

Total depreciation and amortization expense
adjustment                                      $         21,230           $           13,098
                                                ================           ==================

     (1) The merger with R&B, the acquisition of Richmond-Norfolk PCS and the consolidation of the Alliances have been accounted for as purchases. Under purchase accounting, the total purchase cost will be allocated to the assets acquired and liabilities assumed, based on valuations and other studies, as of the date of acquisition. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the estimated pro forma amounts included in this offering memorandum. For pro forma purposes, the preliminary goodwill balance is being amortized over twenty years.

(c) Represents the pro forma adjustment to interest expense for the senior credit facility, senior notes, retained indebtedness, amortization of debt discount for issuance of warrants and amortization of related debt issuance costs less the historical interest expense on debt repaid.

         A 0.125% increase or decrease in the assumed interest rate applicable to the senior credit facility and senior notes would change the pro forma interest expense and income before taxes by $657,000 for the years ended December 31, 1999 and 2000.

(d) Represents the elimination of the equity losses related to the Alliances, previously recorded by NTELOS and R&B. NTELOS controls the Alliances following completion of the Transactions.

         As such, the Alliances' income statements have been consolidated with ours. See note (2) to unaudited pro forma balance sheet for further explanation.

(e) Represents (1) rental income earned on the excluded assets from the disposition of the directory assistance operations, and (2) amortization of the deferred gain from the sale and leaseback of certain tower assets.

(f) Represents the tax effect of the pro-forma adjustments and the consolidation of the Alliances and Richmond-Norfolk PCS at the applicable effective tax rate.

(g) Represents the 8.5% per annum dividend on the Series B Preferred Stock and the 5.5% per annum dividend on the Series C Preferred Stock which both accrete semi-annually plus the accretion of the discount related to the 500,000 warrants and transaction expenses related to the preferred equity placements. See "Certain Transactions" section for further explanation.

(h) EBITDA is defined, for any period, as earnings before income taxes and minority interest, interest expense, interest income, depreciation and amortization, gain/(loss) on sale of fixed assets, net equity income/loss from investees and asset impairment charge. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. EBITDA should not be considered as an alternative to net income as a measure of the Company's operating results or to cash flow as a measure of liquidity. Because EBITDA is not calculated identically by all companies, the presentation herein may not be strictly comparable to other similarly titled measures of other companies.

         Pro forma EBITDA is calculated as follows:

                                                 Twelve Months Ended        Twelve Months Ended
                                                  December 31, 1999          December 31, 2000
                                                 -------------------        -------------------
Pro forma net loss before income taxes and       $          (127,275)      $           (136,655)
minority interest

Adjustments:

    Other (income) / expense                                  (2,120)                    (1,189)
    Gain on sale of fixed assets                              (7,764)                      (194)
    Net Equity income from other wireless
    investees                                                   (519)                      (411)
    Interest expense, net                                     73,276                     71,583
    Asset Impairment Charge                                    3,951                      5,625
    Depreciation and amortization                             59,065                     66,325
                                                 -------------------       --------------------
Pro Forma EBITDA                                 $            (1,386)      $              5,084
                                                 ===================       ====================

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